UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2006 (June 5, 2006)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At a meeting held on June 5, 2006, the Personnel & Compensation Committee (the “Committee) of the Board of Directors of Kaman Corporation (the “Company”) approved the Company’s reimbursement of Mr. Paul Kuhn, its Chairman, President and Chief Executive Officer, for the attorney’s fees that he incurred for his personal representation in connection with development of a revised employment agreement with the Company, which agreement was reported on Form 8-K on February 27, 2006, Document No. 0000054381-06-000039. These fees were in the amount of $9,720.98.  The Committee also authorized reimbursement of reasonable attorney’s fees that may be incurred by its other executive officers in connection with incorporating certain aspects of Mr. Kuhn’s employment agreement described above into their employment arrangements, subject to Committee review of any reimbursement request.

Item 8.01 Other Events.

On June 7, 2006, members of Kaman’s senior management will present to investors the information about Kaman described in the slides attached to this report as Exhibit 99.1. The slides set forth in Exhibit 99.1 are incorporated by reference herein and such slides may be presented to investors in the future in connection with management presentations concerning the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Slides from Kaman’s presentation to investors to be made on June 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer

Date: June 7, 2006

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit 99.1	Slides from Kaman’s presentation to investors to be made on June 7, 2006.	Attached